Leading U.S. Sustainable Building Sciences Research, Development and Technology Firm, Steven Winter Associates, Inc., Signs Intent to Join The Maricor Group

PRESQUE ISLE, ME and NORWALK, CT -- 09/06/2005 -- Maine & Maritimes (AMEX: MAM) announced today that it has signed a letter of intent to acquire Steven Winter Associates, Inc. ("SWA"), one of North America's leading architecture, engineering, and building systems research, design, and technology consulting firms. The letter of intent is subject to due diligence, Board approvals, and other customary conditions. Upon closing SWA will become part of The Maricor Group, a wholly owned subsidiary of MAM. The parties anticipate that the transaction will be completed during the fourth quarter of 2005.

The Maricor Group and its subsidiaries, The Maricor Group New England, Inc. and The Maricor Group, Canada Ltd, are facilities infrastructure engineering, energy asset development, emissions reduction, and lifecycle asset management consulting service firms focused on building sciences, including energy efficiency with a strong commitment to sustainability and LEED® green building ratings.

Steven Winter Associates, Inc., headquartered in Norwalk, Connecticut, with offices in New York City, New York, Washington, D.C., Asheville, North Carolina, and Albany, New York, was founded in 1972 by Steven Winter, one of North America's leading thought leaders regarding the "green" built environment and sustainable development solutions. Recognized as one of North America's premier building systems consulting firms, SWA's staff of leading professional engineers, architects, scientists, and technologists develop, implement, and promote sustainability solutions and policies. SWA supports a wide array of private-sector clients, including developers, architects, and building owners from small residential to well-known sustainable buildings, such as Battery Park City, 4 Times Square, AOL/Time Warner and Hearst Headquarters, as well as federal, state and local governmental agencies, such as the U.S. Department of Energy, U.S. Department of Housing & Urban Development, the U.S. Environmental Protection Agency, and HUD's Office of Native American Programs, as well as the New York State Energy Research and Development Authority.

According to J. Nick Bayne, President and CEO of Maine & Maritimes Corporation and The Maricor Group, "We are exceptionally pleased to be joining forces with Steven Winter Associates to bring increased sustainable solutions and services to clients across North America. It is evident that our society must focus on sustainable solutions to our world's increasing economic, energy, environmental, and infrastructure challenges that impact the very underpinnings of human progress. The recent tragedy along the Gulf Coast underscores the need for increased solutions to the threats of global warming, while addressing our evolving energy crisis and the decaying of North America's critical facilities infrastructure. The fact is that more than 60% of people in the world live in urban areas with CO2 emissions reductions being one of the most critical global issues we face. Over one-third of such emissions are caused by the operation of buildings over their lifecycle. The Maricor Group and Steven Winter Associates share a guiding belief in sustainable building sciences and policies, both public and private, which help to ensure the continuing welfare of people and our planet, while promoting economic prosperity. We fundamentally believe businesses can create increasing shareholder value, while at the same time building a lasting legacy of sustainable services in support of the world in which we live."

Steven Winter, President of Steven Winter Associates, Inc., stated, "As we examined our future growth and continuing commitment to our clients and society as a whole, our ultimate goal has been and continues to be the innovation and delivery of ever more responsive, innovative, and value-added solutions promoting the development and implementation of sustainable facilities infrastructure. Our firm has always been concerned with reducing the adverse environmental impacts of constructing and maintaining buildings over their lifecycle. To gain broad-based acceptance of this goal, we have found that building science innovations must be economically attractive to the developer, builder, and ultimately, the owner. By reducing the energy demand in buildings, we help preserve both the environment and our clients' abilities to remain profitable and control operating costs in highly competitive and increasingly expensive markets. Consequently, critical in our decision to join forces with The Maricor Group was the commonality of our firms' guiding principles, value propositions, and goals. We share a common view of the economic, environmental, energy, and facility infrastructure challenges facing our world and a mutual belief in how we can help create a sustainable environment. There is no doubt that the need and opportunity for affordable sustainable building science solutions has never been greater. Joining forces with The Maricor Group provides us the opportunity to expand these services within both the United States and Canada, while becoming increasingly active in the development, technology transfer, and implementation of sustainable building sciences solutions."

Maine & Maritimes Corporation (AMEX: MAM) is the parent company of The Maricor Group and its subsidiaries, The Maricor Group New England, Inc. and The Maricor Group, Canada Ltd, all engineering, energy asset development and lifecycle asset management consulting services companies with an emphasis on Leadership in Energy and Environmental Design (LEED®). Maine & Maritimes Corporation is also the parent company of Maricor Technologies, Inc., an information technology development subsidiary providing asset lifecycle management and capital planning software tools; Maricor Properties Ltd, a Canadian real estate development and investment company, and its Canadian subsidiary Mecel Properties Ltd, which are focused on sustainable urban redevelopment and investments; and Maine Public Service Company, a regulated electric transmission and distribution utility serving portions of Northern Maine. Maine & Maritimes Corporation is headquartered in Presque Isle, Maine, with subsidiary offices in Boston, Massachusetts, Portland, Maine, Moncton and Saint John, New Brunswick, Canada; and Halifax, Nova Scotia, Canada. Maine & Maritimes Corporation's corporate website can be found at www.maineandmaritimes.com and The Maricor Group's website can be found at www.maricorgroup.com.

Steven Winter Associates, Inc. (SWA) is an architecture, engineering, and building systems research and consulting firm with offices in Norwalk, Connecticut; Washington, D.C.; New York City; Asheville, N.C. and Albany, NY. SWA specializes in energy-performance analysis, energy efficiency and LEED® consulting services, sustainable materials specification, indoor air quality, accessibility, technology transfer, and event management. SWA has provided services to a broad sector of highly recognized facilities projects, including providing energy efficiency and LEED® consulting services for the William J. Clinton Presidential Center and Park, which achieved a LEED® Silver rating. In addition, as part of its work with the New York State Energy Research and Development Authority, it supported from conceptual design phases through construction administration the United States' first "green" environmentally sustainable residential high-rise building, The Solaire, at 20 River Terrace in New York's Battery Park City, the first new residential building to be completed in downtown Manhattan since the terrorist attacks of September 11, 2001.

As the management firm responsible for the day-to-day operations of the Sustainable Buildings Industry Council, or SBIC (formerly the Passive Solar Industries Council), SWA manages a national series of workshops conducted in support of Designing Low-Energy Buildings with Energy-10. SBIC conducts peer reviews and design charrettes on behalf of building owners, architecture firms, developers, and others interested in enhancing their designs through inclusion of energy efficient, sustainable design strategies. SBIC has also been instrumental in the development of the Whole Building Design Guide, a web-based resource initially commissioned by the Naval Engineering Facilities Command (NAVFAC) and subsequently expanded for use by the Unified Design Guidance Team to serve as the basis for whole building, sustainable design and construction throughout the world. SWA's research and innovations for DOE's Building America Program, among others, has yielded numerous advances in housing design and construction technology, many of which will be applicable and useful in post-disaster reconstruction efforts on the Gulf Coast and elsewhere. Additional information on Steven Winter Associates, Inc. can be found at www.swinter.com.

Cautionary Statement Regarding Forward-Looking Information

Note: This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation (MAM) believes that its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM. Accordingly, there can be no assurance that such indicated results or events will be realized and they are subject to factors including, without limitation, potential changes in applicable laws and regulations, results of detailed due diligence, potential changes in management, MAM's ability to raise necessary capital, and its ability to execute its growth strategy in a timely and efficient manner. The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2004, and subsequent securities filings.

Editor's Note

The following quotes can be used as quick sound bites in the preparation of the story.

"The recent tragedy along the Gulf Coast underscores the need for increased sustainable building infrastructure solutions that address the threats of global warming, as well as our evolving energy crisis and the decaying of North America's critical facilities infrastructure."

J. Nick Bayne
President and CEO of Maine & Maritimes Corporation and The Maricor Group
"Steven Winter Associates has always been concerned with reducing the adverse environmental impacts of constructing and maintaining buildings over their lifecycle. However, to gain broad-based acceptance of this most urgent goal, it is critical that we innovate sustainable building science solutions that are economically feasible for the developer, builder, and ultimately, the owner."
Steven Winter
President, Steven Winter Associates, Inc.

Contacts:
Maine & Maritimes Corporation / The Maricor Group

Annette N. Arribas
Vice President
Investor Relations & Treasurer
Maine & Maritimes Corporation
(207) 760-2402
aarribas@maineandmaritimes.com

Michael Randall
Vice President
Marketing, Communications & Gov't Relations
Maine & Maritimes Corporation
(506) 852-7523
mrandall@maineandmaritimes.com

Steven Winter Associates, Inc.

Michael Crosbie
Sr. Associate
Steven Winter Associates, Inc.
203-857-0200 ext 210
mcrosbie@swinter.com